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Exhibit 23.1

Consent of Beckstead and Watts LLP, Independent Auditors

        We consent to the use in the Form SB-2 Registration Statement and Prospectus of Immediatek, Inc. of our report dated March 30, 2004, accompanying the consolidated financial statements of Immediatek, Inc. as of December 31, 2003 and 2002 and for the years then ended contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

/s/ Beckstead and Watts LLP
BECKSTEAD AND WATTS LLP

Las Vegas Nevada
May 28, 2004

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  Exhibit 23.1
Consent of Beckstead and Watts LLP, Independent Auditors